As filed with the Securities and Exchange Commission on August 6, 2019

Registration No. 333-194519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM F-3

ON FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ELBIT IMAGING LTD.

(Exact name of Registrant as specified in its charter and translation of Registrant’s name into English)

Israel	6512	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 Shimshon Street

Petach Tikva 4952810, Israel

Telephone: +972-3-608-6000

Facsimile: +972-3-608-6050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code of agent for service)

with copies to:

Perry Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy Greenberg, Shenhav & Co. 1 Azrieli Center Tel-Aviv 6701101 Israel Telephone: +972-3-607-4520 Facsimile: +972-3-607-4451

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note/Deregistration of Unsold Securities

On March 12, 2014, Elbit Imaging Ltd., or the Registrant, filed a registration statement with the Securities and Exchange Commission, or the SEC, on Form F-1 (Registration No. 333-194519), which was amended by Amendment No. 1 to Form F-1 filed with the SEC on June 11, 2014, Amendment No. 2 to Form F-1 filed with the SEC on July 1, 2014, Post-Effective Amendment No. 1 to Form F-1 filed with the SEC on December 1, 2014, Post-Effective Amendment No. 2 to Form F-1 on Form F-3 filed with the SEC on May 6, 2015 and Post-Effective Amendment No. 3 to Form F-3 on Form F-1 filed with the SEC on August 23, 2018, to register for resale by the selling shareholders identified in the prospectus an aggregate of up to 3,386,022 issued ordinary shares of no par value of the Registrant (the “Registration Statement”).

The Registrant intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on August 6, 2019.

ELBIT IMAGING LTD.

By:	/s/ Yael Naftali	By:	/s/ Ron Haddasi
Name:	Yael Naftali	Name:	Ron Hadassi
Title:	Chief Financial Officer	Title:	Chairman of the Board of Directors and Chief Executive Officer

Know all persons by these presents that each of the undersigned constitutes and appoints Ron Hadassi and Yael Naftali, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Haddasi	Chairman of the Board of Directors and	August 6, 2019
Ron Hadassi	Chief Executive Officer

/s/ Yael Naftali	Chief Financial Officer	August 6, 2019
Yael Naftali

/s/ Alon Bachar	Director	August 6, 2019
Alon Bachar

/s/ Nitzan Gozlan	Director	August 6, 2019
Nitzan Gozlan

	Director	August 6, 2019
Boaz Lifschitz

/s/ Nadav Livni	Director	August 6, 2019
Nadav Livni

Authorized Representative in the United States:

Puglisi & Associates

By:	/s/ Donald J. Puglisi	August 5, 2019
Name:	Donald J. Puglisi
Title:	Managing Director

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